UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-effective amendment no. 1 to Form S-8 Registration Statement no. 333-156094

Rio Tinto Limited ABN 96 004 458 404
Australia	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Collins Street
Melbourne, Victoria 3000,
Australia
(Address of principal executive offices)

Share Savings Plan

Cheree Finan

Corporate Secretary
Rio Tinto Services Inc
80 State Street
Albany

New York, 12207-2543
(Name and address of agent for service)

(801) 204-2251
(Telephone number, including area code, for agent for service)

Explanatory Note:

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-156094) filed by Rio Tinto Limited on December 12, 2008 (the “Registration Statement”). The Company has terminated the offering of its securities pursuant to the Registration Statement. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of London, United Kingdom, on March 6, 2015.

Rio Tinto Limited
(Registrant)

By /s/ Eleanor Evans
Eleanor Evans
Joint Company Secretary
(Signature and Title)